                                                                EXHIBIT 4.3

                               FIFTH AMENDMENT

                                      TO

                          GREAT NORTHERN PAPER, INC.
                          HOURLY 401(k) SAVINGS PLAN

                  (EFFECTIVE JANUARY 1, 1992, AS AMENDED AND
                      RESTATED THROUGH OCTOBER 15, 1994)

        Effective as of March 1, 1996, the Great Northern Paper, Inc. Hourly 401(k) Savings Plan (the "Plan") is hereby amended in the following respects only:

        1. The section entitled "Applicable Annual Limit" on Exhibit A to the Plan is hereby amended by increasing the GNP Matching Contribution for the UPGWA Local 549, to $900 with respect to Plan Years ending 12/31/96, and to $1,000 for Plan Years ending 12/31/97 and beyond. As so amended, that section of Exhibit A reads as follows:

                            "Applicable Annual Limit


        The Annual Limit on GNP Matching Contributions applicable to the following groups of Employees in the following Plan Years is as set forth in the appropriate column opposite the group's collective bargaining unit (or other designation):

            Applicable Annual Limit on GNP Matching Contributions
                       with respect to Plan Year Ending

    Union/
Other Designation       12/31/95          12/31/96*     12/31/97     12/31/98
-----------------       --------          --------      --------     --------

UPIU, Locals 12, 24,
 37, 152                $ 900.00          $1,000.00

Trades, Locals
156, 362, 485, 567,
658, 69, 1612 and 261   $ 900.00          $1,000.00

OPEIU, Local 192        $ 900.00          $1,000.00

UPGWA, Local 549        $ 800.00          $  900.00     $1,000.00

UPIU, Local 1310           N/A            No Match                     $500.00
                                                                     (effective
                                                                       3/1/98)

Non-Union, Hourly Paid  $ 800.00          $ 800.00
Employees"

*and each year thereafter unless a subsequent change is shown.

        2. In all other respects, the Plan is hereby ratified and confirmed. A conformed copy of Exhibit A is appended hereto and shall be subsituted for Exhibit A as appended to the Plan.

Dated at Greenville, South Carolina, this 26, day of April, 1996.

                                        BOWATER INCORPORATED, PLAN SPONSOR


                                        By /s/ Richard F. Frisch
                                           --------------------------------
                                               Richard F. Frisch, its Vice
                                                President, Human Resources

                                  EXHIBIT A

                       Collective Bargaining Agreements
                          Referenced in Section 1.16


                                                      Effective
                                                       Date of
              Union                                   Coverage
              -----                                   ---------

      United Paperworkers                             January 1, 1992*
        International Union,
        Locals 12, 24, 37, 152

      Trades Union,                                   January 1, 1992*
        Locals 156, 362, 485, 567,
        658, 69, 1612 and 261

      Office & Professional Employees                 January 1, 1992*
        International Union, Local 192

      United Plant Guard Workers                      January 1, 1992*
        of America, Local 549

      Pinkham Lumber Company UPIU,                    July 1, 1996
        Local 1310

      Non-Union, hourly-paid Employees                October 1, 1995

* The Effective Date of the Plan

                           Applicable Annual Limit


        The Annual Limit on GNP Matching Contributions applicable to the following groups of Employees in the following Plan Years is as set forth in the appropriate column opposite the group's collective bargaining unit (or other designation):

            Applicable Annual Limit on GNP Matching Contributions
                       with respect to Plan Year ending

    Union/
Other Designation       12/31/95          12/31/96*     12/31/97     12/31/98
-----------------       --------          --------      --------     --------

UPIU, Locals 12, 24,
 37, 152                $ 900.00          $1,000.00

Trades, Locals
156, 362, 485, 567,
658, 69, 1612 and 261   $ 900.00          $1,000.00

OPEIU, Local 192        $ 900.00          $1,000.00

UPGWA, Local 549        $ 800.00          $  900.00     $1,000.00

UPIU, Local 1310           N/A            No Match                     $500.00
                                                                     (effective
                                                                       3/1/98)

Non-Union, hourly paid  $ 800.00          $ 800.00
Employees

*and each year thereafter unless a subsequent change is shown.

         As amended by the Fifth Amendment dated as of March 1, 1996.




                                      2